Exhibit 99.1

2 APPLEGATE DRIVE, ROBBINSVILLE, NJ 08540

Company Contact:

Kenneth H. Traub

President & Chief Executive Officer

American Bank Note Holographics, Inc.

Tel. (609) 632-0800

ktraub@abnh.com

AMERICAN BANK NOTE HOLOGRAPHICS AND MASTERCARD

EXPAND THEIR RELATIONSHIP WITH THE ADDITION OF HOLOMAG™

ROBBINSVILLE, NJ - September 9, 2005 –American Bank Note Holographics, Inc. (“ABNH” or the “Company”) (OTC Bulletin Board: ABHH) announced today that it has entered into an amendment to its supply agreement with MasterCard International.  Under the amended supply agreement, ABNH will supply MasterCard with HoloMagTM as well as the standard MasterCard hologram.  MasterCard is offering its customer financial institutions a choice of design options that include either the standard MasterCard security hologram or the new MasterCard HoloMag.

HoloMag was developed by ABNH as an innovative card security product as it integrates the latest overt and covert holographic security features into a magnetic stripe.  The use of HoloMag frees up space on the card since the security hologram is now integrated with the magnetic stripe on the back of the card.

“MasterCard is committed to providing the most effective security programs to combat payment card fraud. As a partner of MasterCard’s for more than 20 years, ABNH’s holograms are an important part of our security programs. The advanced security features in the MasterCard hologram and HoloMag help prevent counterfeiting and assist our members in detecting attempted counterfeits,” said Sergio Piñòn, Senior Vice President, Security and Risk Services, MasterCard International.

Kenneth Traub, President and CEO of ABNH, commented “We are pleased to expand our partnership with MasterCard to support its ongoing objectives for card security and design. We look forward to continuing to support the existing MasterCard hologram program while making the new MasterCard HoloMag available to MasterCard’s customer financial institutions.”

About American Bank Note Holographics, Inc.

American Bank Note Holographics is a world leader in the origination, production, and marketing of holograms. The Company’s products are used primarily for security applications that include protection against the counterfeiting of transaction cards, identity documents, documents of value, pharmaceuticals and other consumer and industrial products. The Company’s headquarters is in Robbinsville, NJ. For more information, visit www.abnh.com.

About MasterCard Incorporated

MasterCard Incorporated is a leading global payments solutions company that provides a broad variety of innovative services in support of our global members’ credit, deposit access, electronic cash, business-to-business and related payment programs. MasterCard, through its principal operating subsidiary, MasterCard International Incorporated, manages a family of well-known, widely accepted payment cards brands including MasterCard®, Maestro® and Cirrus® and serves financial institutions, consumers and businesses in over 210 countries and territories. The MasterCard award-winning Priceless® advertising campaign is now seen in 105 countries and in 48 languages, giving the MasterCard brand a truly global reach and scope. For more information go to www.mastercardinternational.com.

ABNH Forward-Looking Statement

This news release includes forward-looking statements that involve risks and uncertainties. Although the Company believes such statements are reasonable, it can make no assurance that such statements will prove to be correct. Such statements are subject to certain factors that may cause results to differ materially from the forward-looking statements. Such factors include the risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from the Company without charge. The Company undertakes no obligation to publicly release results of any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

This release and prior ABNH releases are available on the ABNH website at www.abnh.com.